EXHIBIT 99.1

News Release

General Inquiries: (877) 847-0008 www.constellationenergypartners.com

Investor Contact:	Charles C. Ward

(877) 847-0009

Constellation Energy Partners

Announces New Credit Facility

HOUSTON—(BUSINESS WIRE)—November 16, 2009—Constellation Energy Partners LLC (NYSE Arca: CEP) today announced that it has entered into a new $350 million reserve-based revolving credit facility with a syndicate of lenders that includes The Royal Bank of Scotland plc as administrative agent, BNP Paribas and The Bank of Nova Scotia as joint lead arrangers and co-syndication agents, together with Wells Fargo Bank, N.A. and Société Générale. RBS Securities Inc. acted as joint lead arranger and sole book runner on the financing.

The new credit facility amends, extends, and consolidates the company’s existing credit facilities, which were due to mature in October 2010. The new credit facility matures in November 2012 and has an initial borrowing base of $205 million.

“Our new credit facility provides us with the financial support and flexibility needed to take advantage of the opportunities that lie ahead for CEP,” said Stephen R. Brunner, President and Chief Executive Officer of Constellation Energy Partners. “We appreciate the confidence our lenders have demonstrated in our assets and our team by continuing to work as in integral part of our capital structure.”

Borrowing spreads under the new credit facility, which vary depending upon the level of borrowings outstanding, will range from 2.50% to 3.50% under a LIBOR-based borrowing option and from 1.50% to 2.50% under an alternate base rate borrowing option. Additionally, the company will pay a 0.50% commitment fee on unborrowed funds.

The new credit facility includes customary financial and other restrictive covenants. Among these is a requirement that the company maintain a ratio of total net debt to adjusted EBITDA of less than 3.75 times through September 30, 2010 and 3.50 times thereafter.

The company’s current debt outstanding is $200 million, which gives the company $5 million borrowing capacity at the initial $205 million borrowing base. The borrowing base is subject to routine redetermination semi-annually. Brunner noted that reducing debt levels is a key part of the company’s current strategic focus.

Additional information concerning the credit facility can be found in the company’s filings with the Securities and Exchange Commission, which are also available on the company’s Web site (http://www.constellationenergypartners.com).

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.